                                11,450,000 Shares

                             ARLINGTON TANKERS LTD.
                                  Common Shares
                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT

November     , 2004

                             UNDERWRITING AGREEMENT

                                                              November   , 2004
UBS Securities LLC
Co-Manager
299 Park Avenue
New York, New York  10171-0026

Jefferies & Company, Inc.
Co-Manager
909 Fannin Street
Houston, Texas  77010

Ladies and Gentlemen:

                  Arlington Tankers Ltd., a Bermuda company (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representative(s), an aggregate of 11,450,000 common shares (the "Firm Shares") of $0.01 par value per share, of the Company ("Common Shares"). In addition, solely for the purpose of covering over-allotments, the persons named in Schedule B hereto (the "Selling
Shareholders") propose to grant to the Underwriters the option to purchase from the Selling Shareholders up to an additional 1,717,500 Common Shares (the
"Additional Shares") in the respective amounts set forth under the caption
"Additional Shares" in Schedule B hereto. The Firm Shares and the Additional
Shares are hereinafter collectively sometimes referred to as the "Shares." The
Shares are described in the Prospectus which is referred to below.

                  The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc.
("UBS-FinSvc") to administer a directed share program (the "Directed Share
Program") under which up to 18,000 Firm Shares to be purchased by the
Underwriters (the "Reserved Shares"), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company's officers and directors
(the "Directed Share Participants") as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved
Shares. The Underwriters may offer any Reserved Shares not purchased by Directed
Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals or other entities which the
Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed
Share Program may decline to do so.

                                      -3-

                  The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder
(collectively, the "Act"), with the Securities and Exchange Commission (the
"Commission") a registration statement on Form F-1 (File No. 333-119869), including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein, together with the preliminary Canadian Supplement dated October 21, 2004, called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein, together with the Final Canadian
Supplement dated as of the same date, called the "Prospectus." As used herein,
"business day" shall mean a day on which the New York Stock Exchange is open for trading.

                  The Company, the Selling Shareholders and the Underwriters
agree as follows:

                  1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the
Company agrees to issue and sell to the respective Underwriters and each of the
Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $ per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the
Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, the Selling Shareholders hereby grant to the
several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Shareholders, ratably in accordance with the number of
Firm Shares to be purchased by each of them, all or a portion of the Additional
Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS Securities LLC ("UBS") and Jefferies & Company, Inc.
("Jefferies") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Selling Shareholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase");
provided, however, that the additional time of purchase shall not

                                      -4-

be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. At any additional time of purchase each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares that bears the same proportion to the aggregate number of Additional Shares being purchased at such additional time of purchase as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

                  Discounts and commissions  payable to the Underwriters are
$            per share, or  $                      in the aggregate,  or
$                      in the aggregate if the  over-allotment is exercised in
full.  $          per share represents a    % discount from the closing sale
price of our common shares on             , 2004 which was $      per share. The
Underwriters shall not receive any additional compensation or reimbursement of expenses other than as set forth in Section 5(n) below.

                  2. Payment and Delivery. Payment of the purchase price for the
Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the
Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York
City time, on November     , 2004 (unless another time shall be agreed to by you
and the Company or unless postponed in accordance with the provisions of Section
10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the
Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

                  Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional
Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

                  Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of
Underwriters' Counsel and the address of its New York office, at 9:00 A.M., New
York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) the Registration Statement has been declared effective under the
     Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration
     Statement is in effect and no proceedings for such purpose are pending or, to the Company's knowledge, are threatened by the Commission; each
     Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary
     Prospectus and Prospectus distributed in

                                      -5-

     connection with the offering of the Shares did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     the Registration Statement complied when it became effective, complies and, as amended or supplemented, if applicable, will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act; the Prospectus, as amended or supplemented, if applicable, will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act; and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not when it became effective, and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented, if applicable, will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any -------- ------- statement contained in, or omission from, any
     Preliminary Prospectus, the Registration Statement or the Prospectus based upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the
     Company expressly for use in any such Preliminary Prospectus, the
     Registration Statement or the Prospectus; and the Company has not
     distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration
     Statement, the then most recent Preliminary Prospectus and the Prospectus;

          (b) after giving effect to the transactions contemplated by this
     Agreement, the Registration Statement and the Prospectus, the Company shall have an authorized and outstanding capitalization as set forth under the heading "As Adjusted" in the section of the Registration Statement and the
     Prospectus entitled "Capitalization"; all of the shares of the Company issued and outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (c) the Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the
     Shares to be sold by it, as contemplated herein;

          (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except to the extent that the failure to be

                                      -6-

     so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material
     Adverse Effect");

          (e) the Company has no subsidiaries (as defined in Rule 405 under the
     Act) other than those set forth on Schedule C (collectively, the
     "Subsidiaries"); the Company owns all of the issued and outstanding shares of each of the Subsidiaries; other than the shares of the Subsidiaries, the
     Company does not own, directly or indirectly, any shares of stock or any other equity interest or long-term debt securities of any corporation or other firm, partnership, limited liability company, joint venture, association or other entity; complete and correct copies of the memorandum of association and the bye-laws of the Company and the Subsidiaries and all amendments thereto have been delivered or otherwise made available to you or your counsel, and except as set forth in the exhibits to the
     Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the
     Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in the Registration
     Statement and the Prospectus, are owned by the Company subject to no security interest, other lien, encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares or ownership interests in the Subsidiaries are outstanding;

          (f) the Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of liens, encumbrances and adverse claims;

          (g) the share capital of the Company, including the Shares, conforms in all material respects to the description thereof contained in the
     Registration Statement and the Prospectus under the heading "Description of
     Share Capital" and the certificates for the Shares comply with the applicable requirements of the Company's bye-laws, applicable law and the rules of the New York Stock Exchange and the holders of the Shares will not be subject to personal liability for the debts or obligations of the
     Company solely by reason of being such holders;

          (h) this Agreement has been duly authorized, executed and delivered by the Company;

                                      -7-

          (i) neither the Company nor any of the Subsidiaries is (i) in breach or violation of its respective memorandum of association or bye-laws or
     (ii) in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected except for any default described in clause (ii), which would not have a
     Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares to be sold by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with the memorandum of association or bye-laws of the Company or any of the Subsidiaries, (ii)
     result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) contravene any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the
     Company or any of the Subsidiaries, except for any breach, violation, default or contravention described in clause (ii) which would not have a
     Material Adverse Effect;

          (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares by the Company or the consummation by the
     Company of the transactions contemplated hereby other than registration of the Shares under the Act and filing of the Prospectus with the Registrar of
     Companies in Bermuda, which have been or will be effected, the consent of the Bermuda Monetary Authority, which has been obtained, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

          (k) except as set forth in the Registration Statement and the
     Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Common Shares or shares of any other class or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Shares or shares of any other class or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses
     (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any Common Shares or shares of

                                      -8-

     any other class or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

          (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement and Prospectus, except where the failure to have such licenses, authorizations, consents or approvals or to make such filings would not have a Material Adverse Effect; neither the
     Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval, except where such violation, default, revocation or modification would not have a Material Adverse Effect; each of the Company and the Subsidiaries is in compliance with all applicable federal, state, local or foreign law, regulation or rule and any decree, order or judgment applicable to the
     Company or any of the Subsidiaries, except where failure to be in compliance would not have a Material Adverse Effect;

          (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration
     Statement or the Prospectus or to be filed as an exhibit to the
     Registration Statement have been so described or filed as required;

          (n) there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

          (o) KPMG Bohlins AB, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

          (p) the predecessor combined carve-out audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the predecessor to the Company, as of the dates indicated and the consolidated results of operations and cash flows of the Selling Shareholders for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved;

                                      -9-

     any pro forma financial statements or data included in the Registration
     Statement and the Prospectus comply in all material respects with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial data set forth in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

          (q) except as set forth in the Registration Statement and the
     Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been and there shall not be prior to the time of purchase (i) any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the
     Subsidiaries taken as a whole, (iii) any obligation, direct or contingent
     (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the
     Company;

          (r) the Company has obtained for the benefit of the Underwriters the agreement substantially in the form set forth as Exhibit A hereto (a
     "Lock-Up Agreement"), of each of its directors and officers;

          (s) the Company is not and, after giving effect to the offering and sale of the Shares, will not be subject to registration as an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the
     "Investment Company Act"), the Company does not believe that after giving effect to the offering and sale of Shares the Company will be a "controlled foreign corporation" as such term is defined in the Internal Revenue Code and, based on the description of the Company's operations in the
     Registration Statement and the Prospectus and the other matters set forth therein, the Company does not believe that after giving effect to the offering and sale of Shares the Company will be a "passive foreign investment company" as such term is defined in the Internal Revenue Code;

          (t) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except such as described in the Registration Statement

                                      -10-

     and the Prospectus and such as do not materially affect the value of such property and do not interfere with the intended use to be made of such property by the Company and the Subsidiaries as described in the
     Registration Statement and the Prospectus; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the intended use to be made of such property by the Company and the Subsidiaries as described in the Registration Statement and the
     Prospectus;

          (u) at the time of purchase, each of the vessels described in the
     Registration Statement and the Prospectus will be duly registered in the name of the Subsidiary that owns it under the laws and regulations and the flag of the nation of its registration and no other action is necessary to establish and perfect such Subsidiary's title to and interest in the vessel as against any charterer or third party; and, at the time of purchase, all of the vessels described in the Registration Statement and the Prospectus will be owned directly by Subsidiaries free and clear of all liens, claims, security interests or other encumbrances, except such as described in the
     Registration Statement and the Prospectus and such as are not material and do not interfere with the intended use to be made of such vessel as described in the Registration Statement and the Prospectus;

          (v) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material
     Adverse Effect (collectively, "Intellectual Property"); except for such matters which would not have a Material Adverse Effect, (i) there are no third parties who have or, to the Company's knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the
     Company; (ii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the
     Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v)
     there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company's knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual
     Property; and (vii) to the Company's knowledge, there is no prior art that may render any patent application owned

                                      -11-

     by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

          (w) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries before the
     National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company's knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the
     Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the
     Subsidiaries, and (ii) to the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the
     Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974
     ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

          (x) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively,
     "Environmental Laws"), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company's knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any
     Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material
     (including, without limitation, pollutants, contaminants, hazardous or

                                      -12-

     toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

          (y) all income and other material tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all income and other material taxes and other material assessments of a similar nature
     (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed in writing to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

          (z) the Company and each of the Subsidiaries maintains or causes to be maintained insurance covering its properties, operations, personnel and businesses as the Company deems adequate for the conduct of its business and the value of its assets; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses, except where the failure to be so insured would not have a Material Adverse
     Effect; all such insurance is fully in force on the date hereof and the
     Company does not have any reason to believe that such insurance will not be fully in force at the time of purchase and any additional time of purchase;

          (aa) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the
     Registration Statement and the Prospectus any loss or interference with its respective business from the actual or constructive loss of or to any vessel, the requisition for title of any vessel, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that resulted in a
     Material Adverse Effect;

          (bb) except as disclosed in the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the
     Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;

          (cc) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (dd) the Company has established and maintains "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")); to the

                                      -13-

     extent required under the Exchange Act, such disclosure controls and procedures are designed to ensure that to the extent required under the
     Exchange Act, information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the forms and rules of the Commission, and such disclosure controls and procedures are effective to perform the functions for which they were established;

          (ee) the Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

          (ff) any statistical and market-related data included in the
     Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the
     Company has obtained the written consent to the use of such data from such sources to the extent required;

          (gg) neither the Company nor any of the Subsidiaries nor, to the
     Company's knowledge, any employee or agent of the Company or the
     Subsidiaries has made any payment of funds of the Company or the
     Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the
     Prospectus;

          (hh) neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (ii) to the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

          (jj) except as described in the Registration Statement and the
     Prospectus, all dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of
     Bermuda be paid in United States dollars and may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in Bermuda;

          (kk) no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale

                                      -14-

     and delivery by the Company of the Shares to or for the account of the
     Underwriter or the sale and delivery by the Underwriter of the Shares to the initial purchasers thereof;

          (ll) the Registration Statement, the Prospectus and any Preliminary
     Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any Preliminary Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered; and

          (mm) the Company has not offered, or caused the Underwriters to offer,
     Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective products or services.

                  In addition, any certificate signed by any officer of the
Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

          4. Representations and Warranties of the Selling Shareholders. Each
Selling Shareholder, severally and not jointly, represents and warrants to each
Underwriter that:

          (a) such Selling Shareholder at the time of delivery of any Additional
     Shares will be, the lawful owner of the number of Additional Shares to be sold by such Selling Shareholder pursuant to this Agreement and at the time of delivery thereof will have valid title to such Additional Shares.
     Assuming that neither UBS nor Jefferies nor any Underwriter has notice of any adverse claims with respect to the Additional Shares to be sold by such
     Selling Shareholder hereunder, then, upon delivery to UBS or Jefferies of the certificate(s) evidencing such Additional Shares indorsed to UBS or
     Jefferies or indorsed in blank by an effective indorsement in return for payment for such Additional Shares, UBS or Jefferies, as the case may be, will acquire such certificate (and the Additional Shares represented thereby) free of any adverse claims under Section 8-303 of the Uniform
     Commercial Code as in effect on the date hereof in the State of New York;

          (b) such Selling Shareholder has been duly incorporated and is validly existing as a company in good standing under the laws of its jurisdiction
     (as set forth opposite its name on Schedule B), with full corporate power and authority to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

                                      -15-

          (c) this Agreement has been duly executed and delivered by such
     Selling Shareholder;

          (d) the execution, delivery and performance of this Agreement by such
     Selling Shareholder, the sale of the Shares to be sold by such Selling
     Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the memorandum of association or bye-laws of such Selling Shareholder, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Shareholder;

          (e) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Additional Shares by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, the consent of the Bermuda Monetary Authority, which has been obtained, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD; and

          (f) the Registration Statement when it became effective did not and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the
     Registration Statement or the Prospectus.

     5.   Certain Covenants of the Company. The Company hereby agrees:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as may be required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation in respect of doing business in any jurisdiction or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                                      -16-

          (b) to make available to the Underwriters in New York City, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any
     Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the
     Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably practicable and the
     Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule
     430A under the Act is used, when the Prospectus is filed with the
     Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in accordance with such Rule);

          (d) to advise you promptly, and, if requested by you, to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for
     additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as reasonably practicable; to advise you promptly of the Company's intention to amend or supplement the Registration Statement or the
     Prospectus and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you reasonably object in writing;

          (e) subject to Section 5(d) hereof, to file promptly all reports and any information statement required to be filed by the Company with the
     Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the
     Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

          (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

                                      -17-

          (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which requires the making of any change in the Prospectus then being used so that the
     Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

          (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than
     November    , 2005;

          (i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the
     Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

          (j) to furnish to you 3 copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto
     (including, if requested, all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (k) to furnish to you promptly and, upon request, to each of the other
     Underwriters for a period of three years from the date of this Agreement
     (i) copies of any reports, proxy statements, or other communications which the Company shall send to its shareholders, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and
     6-K, or such other similar forms as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange on which the Shares are listed, except, in each case, to the extent such documents are not otherwise available on the Commission's EDGAR system or otherwise;

          (l) to furnish to you as early as reasonably practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the
     Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(e) hereof;

          (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                                      -18-

          (n) to pay all reasonable costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration
     Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters,
     (iii) the producing, word processing and/or printing of this Agreement, any
     Agreement Among Underwriters, that certain registration rights agreement, dated as of November , 2004, by and among the Company and each of the
     Selling Shareholders (the "Registration Rights Agreement"), any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid
     (including the legal fees and filing fees and other disbursements of counsel for the Underwriters incurred in connection with such qualifications and determinations) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the
     Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the
     Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of relating to any aircraft chartered with the Company's prior written consent in connection with the road show, (ix) all costs and expenses of the Underwriters, other than those incurred in connection with the road show and not included in clause (viii) above, including the fees and disbursement of counsel for the
     Underwriters, and (x) the performance of the Company's other obligations hereunder;

          (o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common
     Shares or warrants or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to Common Shares, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to Common Shares for a period of 270 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS and Jefferies, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) the issuance of Common Shares to pay a portion of the purchase price for the
     Company's vessels as described in the Registration Statement and the
     Prospectus, (iii) issuances of Common Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the
     Prospectus, and (iv) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the
     Registration Statement and the Prospectus;

                                      -19-

          (p) to use its reasonable best efforts to cause the Common Shares to be listed on the New York Stock Exchange;

          (q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common
     Shares; and

          (r) to ensure that the Directed Shares will be restricted to the extent required by the NASD and its rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

     6. Certain Covenants of the Selling Shareholders. Each of the Selling
Shareholders agree with each Underwriter that such Selling Shareholder will not sell, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable for Common
Shares or warrants or other rights to purchase Common Shares or, in the case of the Company, permit the registration under the Act of any Common Shares, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for issuances of Common Shares upon the exercise of outstanding options, warrants and debentures, for a period of 270 days after the date of the Prospectus, without the prior written consent of UBS and Jefferies, except for transfers of Common Shares by Selling Shareholder to one or more of its affiliates provided that each such affiliate enters into a Lock-Up Agreement with the Underwriters.

     7. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof, the default by one or more of the
Underwriters in its or their respective obligations hereunder or the failure to satisfy the condition precedent described in Section 8(f) hereof, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the fees and disbursements of their counsel.

     8. Conditions of Underwriters' Obligations. The several obligations of the
Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and a negative assurance statement of Skadden, Arps, Slate, Meagher & Flom LLP, special
     U.S. counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the form set forth in Exhibit B-1 and Exhibit B-2, respectively, hereto.

                                      -20-

          (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Skadden,
     Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Selling
     Shareholders, addressed to the Underwriters, and dated the time of purchase, with reproduced copies for each of the other Underwriters, substantially in the form set forth in Exhibit C-1 hereto and an opinion of
     Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the
     Selling Shareholders, addressed to the Underwriters, and dated the additional time of purchase, with reproduced copies for each of the other
     Underwriters, substantially in the form set forth in Exhibit C-2 hereto.

          (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Conyers Dill
     & Pearman, special Bermuda counsel for the Company, addressed to the
     Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other
     Underwriters, substantially in the form set forth in Exhibit D hereto.

          (d) The Selling Shareholders shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Conyers Dill & Pearman, special Bermuda counsel for the Selling
     Shareholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the form set forth in Exhibit E hereto.

          (e) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Norton Rose, special English counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the form set forth in Exhibit F hereto.

          (f) You shall have received from KPMG Bohlins AB letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the
     Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS and Jefferies.

          (g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of
     Seward & Kissel LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be.

          (h) No Prospectus or amendment or supplement to the Registration
     Statement or the Prospectus shall have been filed to which you reasonably object in writing.

          (i) The Registration Statement shall become effective not later than
     5:30 P.M. New York City time, on the date of this Agreement and, if Rule
     430A under the Act is used, the Prospectus shall have been filed with the
     Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M.,
     New York City time, on the second full business day after the date of this
     Agreement and any registration statement pursuant to Rule 462(b) under the
     Act re-

                                      -21-

     quired in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

          (j) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

          (k) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

          (l) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief
     Executive Officer and its Chief Financial Officer in the form set forth in
     Exhibit G hereto.

          (m) You shall have received signed Lock-up Agreements referred to in
     Section 3(r) hereof.

          (n) The Company and the Selling Shareholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the
     Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

          (o) The Shares shall have been approved for listing on the New York
     Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

     9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and Jefferies or any group of Underwriters (which may include UBS or Jefferies) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in UBS's and Jefferies's judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock
Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's

                                      -22-

securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS's and Jefferies's judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  If UBS and Jefferies or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly in writing.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the
Company or the Selling Shareholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling
Shareholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the
Company or the Selling Shareholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

                  10. Increase in Underwriters' Commitments. Subject to Sections
8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such
Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A hereto.

                  Without relieving any defaulting Underwriter from its
obligations hereunder, the Company and each of the Selling Shareholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                                      -23-

                  If a new Underwriter or Underwriters are substituted by the
Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the
Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

                  If the aggregate number of Firm Shares which the defaulting
Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the
Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any defaulting or non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          11.     Indemnity and Contribution.

                  (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section
20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim
(including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange
Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary
Prospectus, the Prospectus and the Prospectus as amended or supplemented by the
Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration
Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information (a)
concerning such Underwriter furnished in writing by or on behalf of such
Underwriter through you to the Company expressly for use in such Registration
Statement or such Prospectus or arises out of or is based upon any

                                      -24-

omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such
Prospectus or necessary to make such information not misleading, or (b)
concerning any Selling Shareholder and furnished in writing by or on behalf of such Selling Shareholder expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; or (ii) the Directed Share Program, provided that the Company shall not be responsible under this clause (ii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program; provided, however, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated
in a Preliminary Prospectus or necessary to make the statements made therein not misleading, the indemnity in this Section 11(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased Shares, or any person controlling such
Underwriter, if a copy of the Prospectus (as then amended or supplemented) was timely furnished by the Company to such Underwriter and the Prospectus (as so amended or supplemented) was not sent or given by or on behalf of such
Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, damage, expense, liability or claim.

          The Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act,
and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the penultimate sentence of the second paragraph of Section 11(b), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to
Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share
Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program, provided that the Company shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share
Program. The second paragraph of Section 11(b) shall apply equally to any
Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing sentence;
except that the Company shall be liable for the expenses of one separate counsel
(in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

                  (b) Each Selling Shareholder and each of Stena AB (publ)
("Stena") and Concordia Maritime AB (publ) ("Concordia") agree to indemnify, defend and hold harmless the Company, its officers and directors, each
Underwriter, its partners, directors and officers, and any person who controls the Company or any Underwriter within the meaning of Section 15 of the Act or
Section 20 of

                                      -25-

     the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim
     (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading; provided, however that (i) no Selling Shareholder shall be responsible either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Shareholder and, in any event, no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Shareholder (before deducting expenses) from the sale of Shares hereunder, such amount to be reduced by any amounts paid by Stena or Concordia pursuant to this paragraph relating to the obligations of such Selling Shareholder under this paragraph, (ii)
     Stena shall not be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than the Selling Shareholders that are direct or indirect subsidiaries of Stena
     (the "Stena Selling Shareholders") and, in any event, Stena shall not be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the total proceeds to be received by the Stena Selling
     Shareholders (before deducting expenses) from the sale of Shares hereunder,

     the portion of such amount relating to a particular Selling Shareholder to be reduced by any amounts paid by such Selling Shareholder pursuant to this paragraph and (iii) Concordia shall not be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than the Selling Shareholders that are direct or indirect subsidiaries of Concordia (the "Concordia Selling
     Shareholders") and, in any event, Concordia shall not be responsible, either pursuant to this indemnity or as a result of any breach of this
     Agreement, for losses, expenses, liability or claims for an amount in excess of the total proceeds to be received by the Concordia Selling
     Shareholders (before deducting expenses) from the sale of Shares hereunder, the portion of such amount relating to a particular Selling Shareholder to be reduced by any amounts paid by such Selling Shareholder pursuant to this paragraph; provided further, however, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any
     Preliminary Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in a
     Preliminary Prospectus or necessary to make the statements made therein not misleading, the indemnity in this Section 11(b) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage expense, liability or claim purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented) was timely furnished by the Company to such Underwriter and the Prospectus (as so amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, damage, expense, liability or claim. For the purposes of clarification, the indemnification provided by any particular Selling Shareholder and Stena or
     Concordia, as the case may be, pursuant to this paragraph relating to such
     Selling Shareholder is not intended in the aggregate to exceed the proceeds to be received by such Selling Shareholder (before deducting expenses) from the sale of Shares hereunder.

                                      -26-

                  If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company, Stena and Concordia or any Selling
Shareholder (each an "Indemnifying Person") pursuant to the foregoing Section
11(a) or (b), such Underwriter or such person shall promptly notify the Company,
Stena and Concordia and each Selling Shareholder in writing of the institution of such Proceeding and the Company, Stena, Concordia or such Selling
Shareholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company, Stena, Concordia or a Selling Shareholder shall not relieve any Indemnifying Person from any liability which such Indemnifying
Person may have to any Underwriter or any such person or otherwise, except to the extent such omission results in (i) the forfeiture by such Indemnifying
Person of substantial rights and defenses, or (ii) actual prejudice to such
Indemnifying Person. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by an Indemnifying Person in connection with the defense of such Proceeding or such
Indemnifying Person shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such
Proceeding or such indemnified party or parties shall have reasonably concluded, upon advice of counsel, that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such
Indemnifying Person (in which case such Indemnifying Person shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Indemnifying Person and paid as incurred (it being understood, however, that such Indemnifying Person shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Indemnifying Person shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of such Indemnifying
Person, such Indemnifying Person agrees to indemnify and hold harmless any
Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                                      -27-

                  (c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Shareholder, its directors, officers and members and any person who controls the Company or any Selling Shareholder (including Stena and Concordia) within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation)
which, jointly or severally, the Company, any Selling Shareholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the
Company expressly for use in the Registration Statement (or in the Registration
Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

                  If any Proceeding is brought against the Company, any Selling
Shareholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any
Selling Shareholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses;
provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Shareholder or any such person or otherwise, except to the extent such omission results in (i) the forfeiture by such Underwriter of substantial rights and defenses, or (ii) actual prejudice to such Underwriter.
The Company, any Selling Shareholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Shareholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such
Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred
(it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No
Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Shareholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an

                                      -28-

indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any
Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a), (b) or (c) of this
Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the
Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the
Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (e) The Company, Stena, Concordia, the Selling Shareholders
and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation
(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 11, (i) no Under-

                                      -29-

writer shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission, (ii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds (net of underwriting discounts but before deducting expenses) to be received by such Selling Shareholder in respect of the Shares sold by such Selling Shareholder hereunder, such amount to be reduced by any amounts paid by Stena or Concordia pursuant to Section 11(b) relating to the obligations of such Selling Shareholder under Section 11(b), (iii) Stena shall not be required to contribute any amount in excess of the proceeds (net of underwriting discounts but before deducting expenses) to be received by the
Stena Selling Shareholders in respect of the Shares sold by the Stena Selling
Shareholders hereunder, the portion of such amount relating to a particular
Selling Shareholder to be reduced by any amounts paid by such Selling
Shareholder pursuant to Section 11(b) and (iv) Concordia shall not be required to contribute any amount in excess of the proceeds (net of underwriting discounts but before deducting expenses) to be received by the Concordia Selling
Shareholders in respect of the Shares sold by the Concordia Selling Shareholders hereunder, the portion of such amount relating to a particular Selling
Shareholder to be reduced by any amounts paid by such Selling Shareholder pursuant to Section 11(b). No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 11 are several in proportion to their respective underwriting commitments and not joint. The Selling Shareholders' obligations to contribute pursuant to this Section 11 are several in proportion to their respective proceeds (net of underwriting discounts but before deducting expenses) to be received by such Selling Shareholder in respect of the Shares sold by such
Selling Shareholder hereunder and not joint. The obligations of Stena and
Concordia to contribute pursuant to this Section 11 are several in proportion to the respective proceeds (net of underwriting discounts but before deducting expenses) to be received by the Stena Selling Shareholders and the Concordia
Selling Shareholders in respect of the Shares sold by the Stena Selling
Shareholders and the Concordia Selling Shareholders hereunder and not joint.

                  (f) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any
Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or
on behalf of the Company, its directors or officers, Stena, Concordia, any
Selling Shareholder or any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The
Company, Stena, Concordia, each of the Selling Shareholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, Stena, Concordia, or the Selling
Shareholders, against any of the Company's, Selling Shareholder's, Stena's or
Concordia's officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration
Statement or the Prospectus.

     12. Information Furnished by the Underwriters and the Selling Shareholders.
The statements set forth in the last paragraph on the cover page of the
Prospectus and the statements in the Prospectus under the heading "Underwriting"
that are (i) in the two paragraphs immediately preceding the sub-heading
"Over-Allotment Option," (ii) in the first paragraph immediately under the sub-heading "Commissions and Discounts" and (iii) in the paragraphs under the sub-heading "Price

                                      -30-

Stabilization, Short Positions" constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof. The statements set forth in the table and accompanying footnotes under the caption "Principal and Selling Shareholders" in the Prospectus
relating to each Selling Shareholder constitute the only information furnished by or on behalf of such Selling Shareholder as such information is referred to in Section 4 and 11 thereof.

     13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the
Underwriters, shall be sufficient in all respects if delivered or sent to UBS
Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate
Department and Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New
York, New York 10022, Attention: Lloyd H. Feller; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 22 Bermudiana Road, 1st Floor, The Hayward Building, Hamilton,
Bermuda, HM11, Attention: Arthur Regan; if to Stena, shall be sufficient in all respects if delivered or sent to Stena at its offices at Masthuggskajen, SE-405
19 Gothenburg, Sweden, Attention: Mats Berglund; if to Concordia, shall be sufficient in all respects if delivered or sent to Concordia at its offices at
Masthuggskajen, SE-405 19 Gothenburg, Sweden, Attention: Hans Noren; and if to a
Selling Shareholder, shall be sufficient in all respects if delivered or sent to such Selling Shareholder at c/o Codan Services Limited, Clarendon House, 2
Church Street, P.O. Box HM 666, Hamilton HM CX, Bermuda, Attention: David
Astwood.

     14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The
Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the
State of New York located in the City and County of New York or in the United
States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, Stena,
Concordia and each of the Selling Shareholders consents to the jurisdiction of such courts and personal service with respect thereto. The Company, Stena,
Concordia and each of the Selling Shareholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against
UBS, Jefferies or any indemnified party. Each of UBS, Jefferies, the Selling
Shareholders, Stena, Concordia and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its Shareholders and affiliates)
waives all right to trial by jury in any action, proceeding or counterclaim
(whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, Stena, Concordia and each of the Selling Shareholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, Stena, Concordia and such Selling Shareholder and may be enforced in any other courts to the jurisdiction of which the Company, Stena,
Concordia and such Selling Shareholder is or may be subject, by suit upon such judgment. Each of the Company, Stena, Concordia and each Selling Shareholder hereby appoints, without power of revocation, CT Corporation ("Authorized
Agent") as its agent to accept and acknowledge on its behalf service of any and all

                                      -31-

process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

     16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Shareholders,
Stena, Concordia and the Company and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this
Agreement.

     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     18. Successors and Assigns. This Agreement shall be binding upon the
Underwriters, each of the Selling Shareholders, Stena, Concordia and the Company
and their successors and assigns and any successor or assign of any substantial portion of the Company's, Stena's, Concordia's, any of the Selling Shareholders'
and any of the Underwriters' respective businesses and/or assets.

     19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.
Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of UBS may have lending relationships with issuers of securities underwritten or privately placed by UBS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS.

                                      -32-

                  If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Selling Shareholders and the Underwriters, severally.

                                      Very truly yours,

                                      ARLINGTON TANKERS LTD.

                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                      CM V-MAX I LIMITED

                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                      CM V-MAX II LIMITED

                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                      OCEANSPIRIT LTD.

                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                      OCEANSONG LTD.

                                      By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                      -33-

                                     PANISLAND LTD.

                                     By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                     PANOCEAN LTD.

                                     By:
                                          --------------------------------------
                                           Name:
                                           Title:

Accepted and agreed to, with respect
to Sections 11, (b), (e) and (f),
13, 14, 15, 16, 17 and 18 only by:

STENA AB (publ)

By:
   -------------------------------------
Attorney-in-Fact

CONCORDIA AB (publ)

By:
   -------------------------------------
Attorney-in-Fact

                                      -34-

Accepted and agreed to as of the
date first above written, on
behalf of themselves and
the other several Underwriters
named in Schedule A

UBS SECURITIES LLC
JEFFERIES & COMPANY, INC., Co-Managers

By:  UBS SECURITIES LLC

By:  __________________________
       Title:

By:  __________________________
      Title:

By: JEFFERIES & COMPANY, INC.

By:  __________________________
       Title:

                                       -1-

SCHEDULE A

                                                                     Number of
Underwriter                                                          Firm Shares
-----------                                                          -----------
UBS SECURITIES LLC
Co-Manager

JEFFERIES & COMPANY, INC.
Co-Manager

BEAR, STEARNS & CO., INC.

FORTIS SECURITIES LLC

HSBC SECURITIES (USA), INC.

                                                                      ---------
                                        Total........................
                                                                      =========

                                      -2-

                                   SCHEDULE B
                                   ----------

                              SELLING SHAREHOLDERS
                              --------------------

                                                                                     Number of
Selling Shareholders                            Jurisdiction                         Additional Shares
--------------------                            ------------                         -----------------

CM V-MAX I Limited                              Bermuda

CM V-MAX II Limited                             Bermuda

Oceanspirit Ltd.                                Bermuda

Oceansong Ltd.                                  Bermuda

Panisland Ltd.                                  Bermuda

Panocean Ltd.                                   Bermuda

                                                                                     ====================
         Total.........................

                                   SCHEDULE C
                                   ----------

                                  SUBSIDIARIES
                                  ------------

                                 Companion Ltd.

                                 Compatriot Ltd.

                                  Concord Ltd.

                                   Consul Ltd.

                                  Victory Ltd.

                                   Vision Ltd.

                                       -2-

                                    EXHIBIT A

                             Arlington Tankers Ltd.

                                  Common Shares

                                ($0.01 Par Value)

                                                                         [Date]
UBS Securities LLC, Co-Manager
Jefferies & Company, Inc., Co-Manager
As Representatives of the several Underwriters

Ladies and Gentlemen:

                  This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting
Agreement") to be entered into by Arlington Tankers Ltd. (the "Company"), the
Selling Shareholders named therein and you, as Representative of the several
Underwriters named therein, with respect to the public offering (the "Offering")
of Common Shares, par value $0.01 per share, of the Company (the "Common
Shares").

                  In order to induce you to enter into the Underwriting
Agreement, the undersigned agrees that for a period of 270 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS and Jefferies, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and
Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as
amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase
Common Shares, whether any such transaction is to be settled by delivery of
Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).
The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, (b) on death, by will or intestacy, or (c) dispositions to the undersigned's immediate family or to any trust, partnership or other

                                      -3-

entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such, family member, trust, partnership or other entity agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (d) pursuant to a court order or settlement agreement approved by a court of competent jurisdiction.

                  If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall terminate without any action by the parties and the undersigned shall be released from its obligations hereunder.

                                        Yours very truly,

                                        _______________________________________
                                        Name:

                                       -4-

                                   Exhibit B-1

       [Form of Skadden, Arps, Slate, Meagher & Flom LLP Company Opinion]

                                       -5-

                                   Exhibit B-2

 [Form of Skadden, Arps, Slate, Meagher & Flom LLP Negative Assurance Statement]

                                       -6-

                                   Exhibit C-1

 [Form of Skadden, Arps, Slate, Meagher & Flom LLP Selling Shareholders Opinion]

                                      -7-

                                   Exhibit C-2

 [Form of Skadden, Arps, Slate, Meagher & Flom LLP Selling Shareholders Opinion]

                                      -8-

                                    Exhibit D

                [Form of Conyers Dill & Pearman Company Opinion]

                                       -9-

                                    Exhibit E

          [Form of Conyers Dill & Pearman Selling Shareholders Opinion]

                                      -10-

                                    Exhibit F

                      [Form of Norton Rose Company Opinion]

                                      -11-

                                    Exhibit G

                              Officers' Certificate

1.   I have reviewed the Registration Statement and the Prospectus.

2.   The representations and warranties of the Company as set forth in this
     Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.   The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.   The conditions set forth in paragraphs (h) and (i) of Section 8 of this
     Agreement have been met.

5.   The financial statements and other financial information included in the
     Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Selling Shareholders, the predecessors to the Company, as of, and for, the periods presented in the Registration Statement.